Exhibit 99.1

21ST CENTURY ONCOLOGY HOLDINGS, INC.

Contact: Bryan J. Carey President and CFO 239-931-7285 BCarey@21Co.com	Investors: Nick Laudico The Ruth Group 646-536-7030 nlaudico@theruthgroup.com

21ST CENTURY ONCOLOGY REPORTS FIRST QUARTER 2014 FINANCIAL RESULTS

First Quarter 2014 Highlights:

•                  Total Company pro forma revenues of $242.2 million, up 39.2% year-over-year, including $8.8 million in pro forma contribution from acquisitions

•                  Total domestic Radiation Oncology cases completed increased 3.9%

•                  International cases increased 18.7%

•                  Pro Forma Adjusted EBITDA of $30.5 million

•                  Acquired a 65% controlling interest in South Florida Radiation Oncology (“SFRO”), a leading provider of integrated cancer care services in the Southeast Florida region, adding 21 centers to the Company’s scale and base of combined physician and management talent

•                  Entered into a strategic relationship with Care New England Health System (“CNE”) and CharterCare Health Partners (“CCHP”), which together own and operate 5 full service acute care hospitals in Rhode Island and possess regional gynecologic oncology expertise

•                  Acquired a 69% interest in a leading provider of radiation oncology in Guatemala

FORT MYERS, FL, May 29, 2014 — 21st Century Oncology Holdings, Inc. (“21st Century Oncology”, “21C” or the “Company”), the leading global, physician-led provider of integrated cancer care (“ICC”) services, announced today its financial results for the first quarter ended March 31, 2014.

Dr. Daniel Dosoretz, Founder and Chief Executive Officer, commented, “During the first quarter of 2014 we saw growth in cases, completed a strategic investment in SFRO and made progress on our acquisition integrations. From a volume perspective, total Radiation Oncology cases completed continued to grow, up 3.9% year-over-year. Domestic same-market treatments per day, which include same market acquisitions, grew by 3.4%. Our international business produced 18.7% case growth driven by the use of more sophisticated treatment protocols, although currency depreciation offset some of this growth.”

First Quarter 2014 Results

Total pro forma revenues for the first quarter of 2014 were $242.2 million, compared to $174.0 million in revenues in the same quarter of 2013. First quarter pro forma revenues include $8.8 million in revenue contribution from acquisitions made during the quarter, as if the acquisitions had closed on January 1, 2014. The increase in revenue was principally due to increased census, accretive joint ventures and acquisitions and international revenue growth.

Total domestic Radiation Oncology cases completed increased 3.9% and domestic same market treatments per day increased 3.4% in the first quarter of 2014. This was driven by expansion of our ICC model and increased referrals through the Company’s physician liaison program. Domestic same market therapy revenue per treatment increased 3.2% from the first quarter of 2013, due to continued improvements in managed care pricing and a stable Medicare pricing environment.

Total Relative Value Units (RVUs) per day at same market domestic freestanding centers increased slightly by 0.8% in the first quarter versus the same period of the prior year due to technology mix.

Adjusted earnings before interest, taxes, depreciation, amortization, stock-based compensation and other non-cash and pro forma items (“Pro Forma Adjusted EBITDA”) in the first quarter of 2014 was $30.5 million, or 12.6% of total pro forma revenues, compared to $21.7 million, or 12.5% of total pro forma revenues, in the first quarter of 2013. Reconciliation of net loss attributable to 21st Century Oncology, determined in accordance with generally accepted accounting principles to Pro Forma Adjusted EBITDA and total revenues, determined in accordance with generally accepted accounting principles, to total pro forma revenues for the quarters ended March 31, 2014 and 2013 is included in the attached supplemental financial information.

Income tax expense in the first quarter of 2014 was $2.1 million, compared to $1.8 million in the first quarter of 2013. The net loss for the first quarter of 2014 was $29.2 million, compared to a net loss of $19.4 million in the first quarter of 2013.

Recent Developments

•                  Acquired a 65% controlling interest in South Florida Radiation Oncology , a leading provider of integrated cancer care services in the Southeast Florida region, adding 21 centers to the Company’s scale and base of combined physician and management talent

•                  Entered into strategic relationships with two of Rhode Island’s largest hospital systems, which include 5 full service acute care hospitals. Care New England Health System, Rhode Island’s second largest healthcare system is a multi-hospital operator that includes a Women and Infants hospital and has a leading Regional Gynecologic Oncology program. CharterCare Health Partners is Rhode Island’s third largest healthcare system which through Roger Williams Medical Center operates Rhode Island’s only Bone Marrow transplant program, and serves as the practice location of the state’s largest general surgical oncology group

•                  Acquired a 69% interest in a leading provider of radiation oncology in Guatemala

In February 2014, the Company closed on an equity investment in South Florida Radiation Oncology Holdings, LLC, which includes a 65% equity interest in SFRO for approximately $60.7 million. The investment was funded with the proceeds of a new $60 million term loan borrowed by a new direct subsidiary of the Company.  SFRO operates 21 radiation centers throughout South Florida, which includes 17 freestanding centers and 4 hospital-based centers and enhances the Company’s scale by increasing the number of U.S. centers by approximately 10%.

In January, the Company entered into a strategic relationship with Care New England Health System and CharterCare Health Partners, which are multi-hospital operators in Rhode Island. CNE purchased a 20% share of our Southern New England Regional Cancer Care (“SNERCC”) joint venture, and, also during the quarter, CNE acquired a 20% interest in our Roger Williams Medical Center joint venture, known as Roger Williams Radiation Therapy (“RWRT”). Roger Willams Medical Center, a CCHP hospital acquired a 20% interest in SNERCC and holds a 29% interest in RWRT. Through the creation of this strategic alliance, the state’s second and third largest health systems have made the Company’s Rhode Island joint venture radiation therapy facilities the continuum of care provider for the radiation oncology needs of their oncology patients.

In January, the Company purchased a 69% interest in a radiation oncology facility in Guatemala City, Guatemala for approximately $0.9 million plus the assumption of approximately $3.1 million in debt. The facility is strategically located in Guatemala City’s medical corridor, and when combined with our existing center, will enhance the level of services we provide in this market.

Conference Call

Management will host a conference call today at 11:00 a.m. Eastern Time, during which management will discuss its financial results in further detail. The dial-in numbers are (877) 407-9039 for domestic callers and (201) 689-8470 for international callers.  In addition, a telephonic replay of the call will be available until June 5, 2014.  The replay dial-in numbers are (877) 870-5176 for domestic callers and (858) 384-5517 for international callers.  Please use the conference ID number 13583878 to access the replay.

A live webcast and webcast replay of the call will also be available from the Events section on the corporate web site at www.21co.com.

About 21st Century Oncology Holdings, Inc.

21st Century Oncology Holdings, Inc. is the largest global, physician led provider of integrated cancer care services. The Company offers a comprehensive range of cancer treatment services, focused on delivering academic quality, cost-effective and coordinated patient care in personal and convenient settings. The Company operates 185 treatment centers, including 150 centers located in 16 U.S. states. The Company also operates 35 centers located in six countries in Latin America. The Company holds market leading positions in most of its domestic local markets and abroad.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended.  Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “forecast” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts. Forward-looking statements are based on management’s current expectations or beliefs about the Company’s future plans, expectations and objectives, including, but not limited to, the Company’s expected financial results and estimates for 2014 and the effects of the CMS’s Final Rule for the 2014 Physician Fee Schedule on its results.  These forward-looking statements are not historical facts and are subject to risks and uncertainties that could cause the actual results to differ materially from those projected in these forward-looking statements including, but not limited to reductions in Medicare reimbursement, healthcare reform, decreases in payments by managed care organizations and other commercial payers  and other risk factors that may be described from time to time in the Company’s filings with the Securities and Exchange Commission.  Readers of this release are cautioned not to place undue reliance on forward-looking statements contained herein, which speak only as of the date stated, or if no date is stated, as of the date of this press release. The Company undertakes no obligation to publicly update or revise the forward-looking statements contained herein to reflect changed events or circumstances after the date of this release, unless required by law.

21ST CENTURY ONCOLOGY HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share amounts)

	March 31,	December 31,
	2014	2013
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$12,286	$17,462
Restricted cash	14,080	3,768
Accounts receivable, net	143,469	117,044
Prepaid expenses	8,995	7,577
Inventories	4,973	4,393
Deferred income taxes	184	375
Other	13,282	12,534
Total current assets	197,269	163,153

Equity investments in joint ventures	2,769	2,555
Property and equipment, net	275,170	240,371
Real estate subject to finance obligation	15,175	19,239
Goodwill	675,348	578,013
Intangible assets, net	91,141	85,025
Other assets	39,732	39,835
Total assets	$1,296,604	$1,128,191

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$72,083	$57,613
Accrued expenses	90,925	64,021
Income taxes payable	2,183	2,372
Current portion of long-term debt	31,172	17,536
Current portion of finance obligation	255	317
Other current liabilities	19,364	12,237
Total current liabilities	215,982	154,096
Long-term debt, less current portion	1,087,479	974,130
Finance obligation, less current portion	15,915	20,333
Other long-term liabilities	44,503	38,453
Deferred income taxes	4,611	4,498
Total liabilities	1,368,490	1,191,510

Noncontrolling interests - redeemable	44,952	15,899

Commitments and Contingencies

Equity:
Common stock, $0.01 par value, 1,028 shares authorized, 1,028 issued and outstanding at March 31, 2014 and December 31, 2013	—	—
Additional paid-in capital	650,999	650,879
Retained deficit	(748,419)	(718,237)
Accumulated other comprehensive loss, net of tax	(35,430)	(26,393)
Total 21st Century Oncology Holdings, Inc. shareholder’s deficit	(132,850)	(93,751)
Noncontrolling interests - nonredeemable	16,012	14,533
Total deficit	(116,838)	(79,218)
Total liabilities and equity	$1,296,604	$1,128,191

21ST CENTURY ONCOLOGY HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands)

(unaudited)

	Three Months Ended
	March 31,
	2014	2013
Revenues:
Net patient service revenue	$213,908	$171,973
Management fees	16,597	—
Other revenue	2,892	2,004
Total revenues	233,397	173,977

Expenses:
Salaries and benefits	125,909	96,253
Medical supplies	21,734	15,842
Facility rent expenses	15,495	10,183
Other operating expenses	14,381	10,276
General and administrative expenses	30,114	20,735
Depreciation and amortization	20,722	15,171
Provision for doubtful accounts	4,296	3,075
Interest expense, net	27,527	19,944
Loss on sale leaseback transaction	135	—
Fair value adjustment of earn-out liability	199	—
Loss on foreign currency transactions	28	44
(Gain) loss on foreign currency derivative contracts	(4)	52
Total expenses	260,536	191,575

Loss before income taxes	(27,139)	(17,598)
Income tax expense	2,106	1,779

Net loss	(29,245)	(19,377)

Net income attributable to noncontrolling interests- redeemable and non-redeemable	(936)	(364)

Net loss attributable to 21st Century Oncology Holdings, Inc. shareholder	(30,181)	(19,741)

Other comprehensive loss:
Unrealized loss on foreign currency translation	(9,856)	(2,181)
Other comprehensive loss	(9,856)	(2,181)

Comprehensive loss:	(39,101)	(21,558)
Comprehensive income attributable to noncontrolling interests- redeemable and non-redeemable	(117)	(197)
Comprehensive loss attributable to 21st Century Oncology Holdings, Inc. shareholder	$(39,218)	$(21,755)

21ST CENTURY ONCOLOGY HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended
	March 31,
	2014	2013
Cash flows from operating activities
Net loss	$(29,245)	$(19,377)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation	16,737	13,048
Amortization	3,985	2,123
Deferred rent expense	(139)	207
Deferred income taxes	44	(491)
Stock-based compensation	35	191
Provision for doubtful accounts	4,296	3,075
Loss on the sale/disposal of property and equipment	15	66
Loss on sale leaseback transaction	135	—
(Gain) loss on foreign currency transactions	(49)	26
(Gain) loss on foreign currency derivative contracts	(4)	52
Fair value adjustment of earn-out liability	199	—
Amortization of debt discount	572	190
Amortization of loan costs	1,493	1,367
Equity interest in net loss of joint ventures	38	124
Distribution received from unconsolidated joint ventures	54	—
Changes in operating assets and liabilities:
Accounts receivable and other current assets	(22,621)	(13,873)
Income taxes payable	1,402	80
Inventories	(389)	(151)
Prepaid expenses	572	(858)
Accounts payable and other current liabilities	3,861	6,032
Accrued deferred compensation	40	351
Accrued expenses / other current liabilities	18,664	15,911

Net cash (used in) provided by operating activities	(305)	8,093

Cash flows from investing activities
Purchase of property and equipment	(19,063)	(9,874)
Acquisition of medical practices	(49,319)	(130)
Restricted cash associated with medical practice acquisitions	(10,312)	—
Proceeds from the sale of property and equipment	73	—
Loans to employees	(294)	(111)
Contribution of capital to joint venture entities	(315)	(217)
Premiums on life insurance policies	(5)	(258)
Change in other assets and other liabilities	208	374

Net cash used in investing activities	(79,027)	(10,216)

21ST CENTURY ONCOLOGY HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended
	March 31,
	2014	2013
Cash flows from financing activities
Proceeds from issuance of debt	98,059	589
Net proceeds from revolving credit facility	—	26,500
Principal repayments of debt	(23,579)	(29,429)
Repayments of finance obligation	(61)	(56)
Proceeds from noncontrolling interest holders - redeemable and non-redeemable	229	—
Proceeds from issuance of noncontrolling interest	1,250	—
Cash distributions to noncontrolling interest holders - redeemable and non-redeemable	(45)	(157)
Payments of costs for equity securities offering	(698)	—
Payments of loan costs	(967)	—

Net cash provided by (used in) financing activities	74,188	(2,553)

Effect of exchange rate changes on cash and cash equivalents	(32)	(7)

Net decrease in cash and cash equivalents	(5,176)	(4,683)
Cash and cash equivalents, beginning of period	17,462	15,410

Cash and cash equivalents, end of period	$12,286	$10,727

Supplemental disclosure of noncash transactions
Finance obligation related to real estate projects	$300	$3,572
Derecognition of finance obligation related to real estate projects	$4,119	$—
Capital lease obligations related to the purchase of equipment	$4,460	$79
Service contract component related to the acquisition of equipment through accounts payable	$5,935	$—
Issuance of notes payable relating to the acquisition of medical practices	$2,000	$—
Liability relating to the escrow debt and purchase price of medical practices	$11,687	$—
Capital lease obligations related to the acquisition of medical practices	$42,914	$—
Earn-out accrual related to the acquisition of medical practices	$1,003	$—
Amounts payable to sellers in the purchase of a medical practice	$390	$—
Incurred offering costs	$261	$—

21ST CENTURY ONCOLOGY HOLDINGS, INC.

Supplemental Financial Information (Unaudited)

Reconciliation of Total Pro-forma Revenue and Pro-forma Adjusted EBITDA to Net Loss Attributable to 21st Century Oncology Holdings, Inc. Shareholder

	Three Months Ended
	March 31,
(in thousands):	2014	2013
Total revenues	$233,397	$173,977
Pro-forma full period effect of acquisitions (a)	8,819	—
Total pro-forma revenues	$242,216	$173,977

Net loss attributable to 21st Century Oncology Holdings, Inc. shareholder	$(30,181)	$(19,741)
Income tax expense	2,106	1,779
Interest expense, net	27,527	19,944
Depreciation and amortization	20,722	15,171
Loss on sale leaseback transaction	135	—
Fair value adjustment of earn-out liability	199	—
(Gain) loss on foreign currency derivative contracts	(4)	52
Management fees (b)	170	258
Non-cash expenses (c)	723	1,118
Sale-lease back adjustments (d)	(303)	(305)
Acquisition-related costs (e)	4,491	1,059
Other expenses (f)	1,828	1,109
Litigation settlement (g)	757	632
Tradename / rebranding initiative (h)	342	171
Expenses associated with idle / closed treatment facilities (i)	1,201	479
Pro-forma full period effect of acquisition EBITDA (a)	742	—

Pro-forma Adjusted EBITDA (1)	$30,455	$21,726

Pro-forma Adjusted EBITDA as a percentage of total pro-forma revenues	12.6%	12.5%

(1) Pro-forma Adjusted EBITDA is defined as income (loss) before interest expense (net of interest income), income taxes, depreciation and amortization, gain on the sale of an interest in a joint venture, loss on sale leaseback transaction, early extinguishment of debt, fair value adjustment of earn-out liability, impairment loss, foreign currency derivative contract loss (gain), management fees accrued to our sponsor, non-cash expenses including costs relating to stock compensation, amortization of straight-line rent and amortization of capital expenditures relating to repairs and maintenance, non-cash equipment rent, sale-lease back adjustments, acquisition-related costs, other expenses including loss on sale of assets, severance payments related to termination of employee staff reductions, tail premiums on termed physicians, franchise taxes, costs relating to consulting services on Medicare reimbursement, litigation settlements with physicians, expenses associated with the provision for income taxes, costs associated with tradename and rebranding initiatives, expenses associated with idle / closed radiation therapy treatment facilities and pro-forma full period effect of acquisition EBITDA.

(a) Pro-forma amounts related to adjustments to total revenues and Pro-forma Adjusted EBITDA to reflect the full period effect of our acquisitions and Value Added Services contracts completed during 2014 and 2013.  The adjustments reflect the impact to our total revenues and Pro-forma Adjusted EBITDA as if the acquisitions and Value Added Services contracts had occurred at the beginning of the year.

(b) Management fees are fees accrued to our sponsor, Vestar Capital Partners.

(c) Non-cash expenses including costs relating to stock compensation, amortization of straight-line rent, amortization of capital expenditures relating to warranty arrangements amortized to repairs and maintenance and non-cash equipment rent.

(d) Sale-lease back adjustments relates to the adjustment of benefit derived from the classification of operating leases as finance obligations reflecting a reclassification of interest expense and depreciation and amortization expense as rent expense.

(e) Acquisition related costs associated with ASC 805, “Business Combinations”, including professional fees, corporate development, integration and due diligence costs relating to the acquisition of medical practices.

(f) Other expenses include loss on sale of assets, severance payments related to termination of employee staff reductions, tail premiums paid on terminated physicians, franchise taxes and costs relating to consulting services on Medicare reimbursement.

(g) Litigation settlement relates to costs associated with the termination of physicians during 2013 and 2014.

(h) Expenses related to the costs associated with the Company’s tradename and rebranding initiatives.

(i) Expenses associated with idle / closed radiation therapy treatment facilities.

We believe the Pro-forma Adjusted EBITDA provides useful information about our financial performance to investors, lenders, financial analysts and rating agencies since these groups have historically used EBITDA-related measures in the healthcare industry, along with other measures, to estimate the value of a company, to make informed investment decisions, to evaluate a company’s leverage capacity and its ability to meet its debt service requirements.  Pro-forma Adjusted EBITDA eliminates the uneven effect of non-cash depreciation of tangibles assets and amortization of intangible assets, much of which results from acquisitions accounted for under the purchase method of accounting.  Pro-forma Adjusted EBITDA is also used by us to measure individual performance for incentive compensation purposes and as an analytical indicator for purposes of allocating resources to our operating business and assessing their performance, both internally and relative to our peers, as well as to evaluate the performance of our operating management teams, and for purposes in the calculation of debt covenants and related disclosures.

Pro-forma Adjusted EBITDA is not intended as a substitute for net income (loss) attributable to 21st Century Oncology Holdings, Inc. shareholder, operating cash flows or other cash flow data determined in accordance with accounting principles generally accepted in the United States. Due to varying methods of calculation, Pro-forma Adjusted EBITDA as presented may not be comparable to similarly titled measures of other companies.

21ST CENTURY ONCOLOGY HOLDINGS, INC.

KEY OPERATING STATISTICS

(unaudited)

	Three Months Ended
	March 31,		%
United States	2014	2013	Change

Number of treatment days	63	63

Total RVU’s - freestanding centers	3,793,809	2,718,893	39.5%

RVU’s per day - freestanding centers	60,219	43,157	39.5%

Percentage change in RVU’s per day - freestanding centers - same market basis	0.8%	-7.5%

Total treatments - freestanding centers	191,993	125,670	52.8%

Treatments per day - freestanding centers	3,048	1,995	52.8%

Percentage change in revenue per treatment - freestanding centers - same market basis	3.2%	-5.5%

Percentage change in treatments per day - freestanding centers - same market basis	3.4%	0.0%

Percentage change in freestanding revenues - same market basis	6.8%	-7.0%

Radiation oncology cases completed:

3-D cases	1,835	1,755

IMRT cases	2,920	2,798

Other cases	523	527

Total radiation oncology cases completed	5,278	5,080	3.9%

Treatments per radiation oncology case completed	23.8	24.2

Revenue per radiation oncology case	$19,066	$19,144

Number of employed, contracted and affiliated physicians:

Radiation oncologists	178	111

Urologists	163	108

Surgeons	46	35

Medical oncologists	42	24

Gynecologic oncologists	7	5

Other physicians	18	11

Affiliated physicians	317	281

Total physicians	771	575	34.1%

Treatment centers - freestanding (global)	173	122	41.8%
Treatment centers - professional / other (global)	12	5	140.0%

Total treatment centers	185	127	45.7%

Days sales outstanding at quarter end	35	35

Net patient service revenue - professional services only (in thousands)	$70,859	$52,904

Net patient service revenue - excluding physician practice expense (in thousands)	$235,547	$171,973

	Three Months Ended
	March 31,		%
International	2014	2013	Change

Number of new cases

2-D cases	766	990

3-D cases	2,869	2,245

IMRT / IGRT cases	646	372

Total	4,281	3,607	18.7%

Revenue per radiation oncology case	$4,946	$5,734

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